Exhibit 10.4
Exhibit G
NON-COMPETITION AGREEMENT
This NON-COMPETITION AGREEMENT (this “Non-Competition Agreement”) is made and entered into as of March 9, 2009, by and among Eastern Staffing, LLC, a California limited liability company, d.b.a. Select Staffing (“Buyer”), Global Employment Holdings, Inc., a Delaware corporation (“GEH”), and Temporary Placement Service, Inc., a Georgia corporation, a/k/a Michaels & Associates (“TPS” and together with GEH, “Seller”).
1. Sale of Assets. This Non-Competition Agreement is made in connection with the Asset Purchase and Sale Agreement, dated as of March 9, 2009 (the “Purchase Agreement”), by and between Buyer and Seller. As consideration for and as material inducement to Buyer to enter into the Purchase Agreement, Seller has agreed to enter into this Non-Competition Agreement. Terms used but not defined herein shall have such meanings as defined in the Purchase Agreement.
2. Non-Solicitation. In addition to all other obligations of Seller under the Purchase Agreement and the related documents, Seller (including any affiliate corporation, partnership or business entity) shall not, directly or indirectly, whether as individuals, employees, employers, consultants, independent contractors, agents, principals, partners, stockholders, corporate officers, directors, lenders, or in any other individual or representative capacity (hereinafter, “Individual or Representative Capacity”), solicit orders for temporary light industrial staffing and clerical (the “Services”) from any customers acquired by Buyer from Seller on the Closing Date and any hereafter existing customers of the Georgia Business for the benefit or use of any business that is in competition in any manner whatsoever with the Services offered by the Georgia Business, provided that Seller may take all action it deems necessary to collect all accounts receivable of the Georgia Business that are not purchased by Buyer and all Georgia AR that reverts to Seller pursuant to the Purchase Agreement. An “Affiliate” is defined as any entity that controls, is controlled by, or is under common control with Buyer. “Control” means the direct or indirect ownership of more than fifty percent (50%) of the voting interest in the ordinary direction of the entity’s affairs.
In addition to all other obligations of Seller under the Purchase Agreement and the related documents, Seller shall not, directly or indirectly, whether in their respective Individual or Representative Capacity, solicit to leave or otherwise alter the employment or agency relationship of any employee of the Georgia Business while such employee is actively employed by Buyer or any Buyer Affiliate. This restriction shall not apply to any general advertising for employment conducted by Seller.

3. Non-Competition. Seller shall not, directly or indirectly, whether in their respective Individual or Representative Capacity, without Buyer’s prior written consent, which consent may be withheld in Buyer’s sole and absolute discretion, engage in, participate in, or advise any business within a twenty-five (25) mile radius of the Locations of the Georgia Business on the Closing Date (collectively, the “Territory”), that is in competition in any manner with the Services offered by the Georgia Business within the Territory, provided that this Section 3 shall not prohibit Seller from providing Services to a customer or any entity affiliated or associated with a customer who is headquartered or based outside the Territory but who has a location within the Territory so long as Seller does not maintain an active sales force or office in the Territory. Notwithstanding the foregoing, Seller shall be permitted to maintain sales people on the premises of its clients who are headquartered or based outside the Territory but who have locations within the Territory. The parties intend that the covenant contained herein be construed as a series of separate covenants, one for each city and county within the Territory, and, each such covenant shall be deemed identical in terms. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Paragraph 3, then such unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.
The terms of Sections 2 and 3 of this Non-Competition Agreement shall not apply to the operation of Seller’s or its Affiliates’ PEO businesses.
4. Confidentiality. Seller acknowledges that it has acquired and developed knowledge, information and materials concerning the operation of the Georgia Business, including without limitation, with respect to the Services, marketing, prices, customer and vendor lists (including names, addresses, telephone numbers and contact person), employee lists and histories, costing and estimating information, experimental work and development techniques, and that such knowledge, information and materials are and shall be the trade secrets and confidential proprietary information of Buyer (hereinafter, the “Confidential Information”). Seller shall not directly or indirectly, whether in its Individual or Representative Capacity, disclose, divulge, communicate, use to the detriment of the Seller or its Affiliates or for the benefit of any other person(s), or misuse in any way, any of the Confidential Information, and shall not allow any person access to it, without the prior written consent of Buyer, which consent may be withheld in Buyer’s sole and absolute discretion. Subject to the termination of this Non-Competition Agreement pursuant to Section 5, Seller’s obligations of confidentiality and nondisclosure shall remain in effect at all times following the Closing Date. Notwithstanding the foregoing, any confidential or proprietary information of Seller that is not particular to the Georgia Business or that is used by Seller or its Affiliates in their other businesses or at locations other than the Locations shall not be deemed Confidential Information for purposes of this Non-Competition Agreement.
5. Term and Early Termination. In consideration of the purchase by Buyer of the Assets pursuant to the Purchase Agreement, Seller covenants to comply with the provisions of this Agreement for a period of two (2) years following the Closing Date. Upon the occurrence of an Event of Default (as defined in the Notes), this Agreement and all of Seller’s obligations hereunder shall automatically terminate.

6. Legal and Equitable Remedies. Each of the parties acknowledges that (a) the covenants and restrictions contained in this Non-Competition Agreement are necessary, fundamental and required for the protection of the Assets purchased by Buyer; (b) such covenants relate to matters which are of a special, unique and extraordinary character that gives each of such covenants a special, unique and extraordinary value; and (c) a breach of any such covenants or any other provision of this Non-Competition Agreement will result in irreparable harm and damages to Buyer which cannot be adequately compensated by a monetary award. Accordingly, Buyer shall be entitled to seek specific enforcement, and/or injunctive relief with respect to any breach of this Non-Competition Agreement as well as money damages and any other relief available to Buyer at law or in equity.
7. Unenforceability. It is the desire and intent of the parties that the provisions of this Non-Competition Agreement be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Non-Competition Agreement shall be adjudicated to be invalid or unenforceable, such provision, without any action on the part of the parties, shall be deemed amended to delete or to modify to restrict (including, without limitation, a reduction in duration, geographical area or prohibited business activities) the portion adjudicated to be invalid or unenforceable, such deletion or modification to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made, and such deletion or modification to be made only to the extent necessary to cause the provision as amended to be valid and enforceable.
8. Attorney Fees. The non-prevailing party, as determined by a court of law, in any judicial proceeding for breach of any of the provisions of this Non-Competition Agreement shall be fully responsible for and pay the prevailing party’s reasonable attorneys’ fees, costs, and expenses, including without limitation, those incurred preliminary to the institution of any such action or proceeding, to quantify or obtain recovery of the amount of such recoverable attorneys’ fees, costs, or expenses, and in connection with any appeal arising from any such action or proceeding, which attorneys’ fees, costs, or expenses awarded hereunder shall be included as part of any ruling, award, or judgment.
9. Governing Law. This Non-Competition Agreement shall be construed in accordance with, and governed by, the laws of the State of Georgia.
10. Successors and Assigns. This Non-Competition Agreement and the respective rights and obligations of the parties hereunder shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors, heirs, permitted assigns, and legal and personal representatives. Without limiting the above, this Non-Competition Agreement may only be assigned to and enforced by an Affiliate of Buyer.

11. Amendment; Beneficiary; Termination. This Non-Competition Agreement may be amended only by a written instrument signed by each of the parties. Nothing in this Non-Competition Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Non-Competition Agreement. Except as otherwise provided herein, this Non-Competition Agreement may be terminated only upon the written agreement of the parties. No waiver of any provision of this Non-Competition Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
12. Entire Agreement. This Non-Competition Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, between the parties in connection with such subject matter.
13. Joint Preparation. This Non-Competition Agreement is to be deemed to have been prepared jointly by the parties hereto, and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for agreements that have been negotiated at arm’s-length.
14. Covenants Reasonable as to Time and Territory. The parties have carefully considered the nature and extent of the restrictions upon them and the rights and remedies conferred upon the Buyer under this Non-Competition Agreement, and hereby acknowledge and agree that the same are reasonable in time and territory.
15. Counterparts and Facsimile Signatures. This Non-Competition Agreement may be executed in any number of counterparts and by facsimile signature, all of which taken together shall constitute one agreement and any party hereto may execute this Non-Competition Agreement by signing any such counterpart.
[Signature Page Follows]

In witness whereof, the undersigned have executed and delivered this Non- Competition Agreement as of March 9, 2009.
GLOBAL EMPLOYMENT HOLDINGS, INC., a Delaware corporation

/s/ Dan Hollenbach
Dan Hollenbach Chief Financial Officer

TEMPORARY PLACEMENT SERVICE, INC., a Georgia corporation

/s/ Dan Hollenbach
Executive Vice President

EASTERN STAFFING, LLC, a California limited liability company d.b.a. Select Staffing

/s/ D. Stephen Sorensen
D. Stephen Sorensen
Manager

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